As filed with the Securities and Exchange Commission on September 5, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ONDAS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

47-2615102
(IRS Employer Identification Number)

One Marina Park Drive, Suite 1410,

Boston, MA 02210
(888) 350-9994
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric A. Brock
Chairman and Chief Executive Officer
Ondas Holdings Inc.
One Marina Park Drive, Suite 1410, Boston, MA 02210
(888) 350-9994
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Christina C. Russo, Esq.
Akerman LLP
Three Brickell City Centre
98 Southeast Seventh Street

Suite 1100

Miami, Florida 33131

Telephone: (305) 374-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling stockholder.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

ONDAS HOLDINGS INC.

3,342,723 Shares of Common Stock underlying Warrants

335,000 Shares of Common Stock

The selling stockholders may offer and sell from time to time up to an aggregate of 3,342,723 shares of Ondas Holdings Inc. (the “Company”) common stock (“Common Stock”), underlying outstanding warrants issued to the selling stockholders and 335,000 shares of Common Stock issued upon the exercise of warrants. 2,680,000 shares of Common Stock underlying the warrants have an exercise price of $1.26 per share (the “February 2024 Warrants”) and 662,723 shares of Common Stock underlying the warrants have an exercise price of $0.72 per share (the “June 2024 Warrants,” together with the February 2024 Warrants, the “Warrants”). The February 2024 Warrants were issued to the Purchasers (defined below) in connection with the Preferred Stock Purchase Agreement (the “Agreement”) dated February 26, 2024 by and between Ondas Networks Inc., a Delaware corporation, which has subsequently been reincorporated in Texas, and subsidiary of the Company (“Networks”), and the purchasers named therein (the “Purchasers”). Pursuant to the Agreement, the closing occurred on February 26, 2024. The June 2024 Warrants were issued on June 3, 2024 for services rendered to the Company. For information concerning the selling stockholders and the manner in which they may offer and sell shares of our Common Stock, see “Selling Stockholders” and “Plan of Distribution” in this prospectus.

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale by the selling stockholders of their shares of Common Stock but will receive proceeds from the exercise of the Warrants if the Warrants are exercised, which proceeds will be used for working capital and other general corporate purposes.

Our Common Stock is traded on the NASDAQ Capital Market (the “Nasdaq”), under the symbol “ONDS.” As of September 4, 2025, the last reported sale price of our Common Stock on the Nasdaq was $5.33.

Investing in our securities involves risks. See “Risk Factors,” beginning on page 5 and in any other documents incorporated by reference herein or therein, for factors you should consider before buying any of our securities.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Common Stock. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf process, the selling stockholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling stockholder. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.

This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplements filed with the SEC. We have not authorized anyone to provide you with different or additional information and, if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. The selling stockholders are offering to sell and seeking offers to buy shares of our Common Stock only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of Common Stock.

Unless the context otherwise requires, all references in this prospectus to “Ondas” “Ondas Holdings” the “Company,” “we,” “us,” and “our” refer to Ondas Holdings Inc. and our consolidated subsidiaries, Ondas Networks Inc. Ondas Autonomous Systems Inc., Airobotics Ltd. and American Robotics, Inc.; unless otherwise specified, references to “Ondas Networks” refers to Ondas Networks Inc., references to “OAS” refers to Ondas Autonomous Systems Inc., references to “Airobotics” refers to Airobotics Ltd., and references to “American Robotics” refers to American Robotics, Inc. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

ii

PROSPECTUS SUMMARY

This summary does not contain all of the information that is important to you. You should read the entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes included in this prospectus or incorporated by reference into this prospectus, before making an investment decision.

Overview

Ondas Holdings Inc. (the “Company”) is a leading provider of private wireless, drone, and automated data solutions through its subsidiaries Ondas Networks Inc., a Texas corporation (“Ondas Networks”), Ondas Autonomous Systems Inc., a Nevada corporation (“OAS”), which wholly-owns Airobotics, Ltd., an Israeli company (“Airobotics”), and American Robotics, Inc., a Delaware corporation (“American Robotics”).

Ondas Networks provides wireless connectivity solutions. OAS provides drone and automated data solutions through its subsidiaries Airobotics and American Robotics. Ondas Networks and OAS together provide users in defense, homeland security, and critical infrastructure markets with improved connectivity, data collection capabilities, and data collection and information processing capabilities. We operate Ondas Networks and OAS as separate business segments, and the following is a discussion of each segment.

Ondas Networks Segment

Ondas Networks provides wireless connectivity solutions enabling mission-critical Industrial Internet applications and services. We refer to these applications as the Mission-Critical Internet of Things (“MC-IoT”). Our wireless networking products are applicable to a wide range of MC-IoT applications, which are most often located at the very edge of large industrial networks. These applications require secure, real-time connectivity with the ability to process large amounts of data at the edge of large industrial networks. Such applications are required in all of the major critical infrastructure markets, including rail, electric grids, drone operations, oil and gas, and public safety, homeland security and government, where secure, reliable and fast operational decisions are required in order to improve efficiency and ensure a high degree of safety and security. Our MC-IoT intellectual property has been adopted by the Institute of Electrical and Electronics Engineers (“IEEE”), the leading worldwide standards body in data networking protocols, and forms the core of the IEEE 802.16 standard. Because standards-based communications solutions are preferred by our mission-critical customers and ecosystem partners, we continue to take a leadership position in IEEE as it relates to wireless networking for industrial markets.

We design, develop, manufacture, sell and support FullMAX, our patented, Software Defined Radio platform for secure, private, wide-area broadband networks. Our customers install FullMAX systems in order to upgrade and expand their legacy wide-area network infrastructure. By upgrading their legacy systems, customers benefit from significant increases in data throughput which enables new applications. We have targeted the North American freight rail operators for the initial adoption of our FullMAX platform. These rail operators currently operate legacy communications systems utilizing dated narrowband wireless technologies for voice and data communications. These legacy wireless networks have limited data capacity and are unable to support the adoption of new, intelligent train control and management systems. The freight rail operators through the Association of American Railroads (“AAR”), its advisory subsidiary MxV Rail, as well as the American Railway Engineering and Maintenance Association, have adopted the IEEE 802.16 standard for future private wireless networks. The IEEE 802.16t Direct Peer-to-Peer protocol has been selected by the AAR as the new standard for Next Generation head-of-train / end-of-train (“HOT-EOT”) communications or “NGHE Gen4.” This new protocol for train telemetry operations enables new safety and operational improvements to existing HOT-EOT applications.

Our software-based FullMAX platform is an important and timely upgrade solution for privately-owned and operated wireless wide-area networks, leveraging Internet Protocol-based communications to provide security, more reliability and significant data throughput for our mission-critical infrastructure customers. We believe industrial and critical infrastructure markets throughout the globe have reached an inflection point where legacy serial and analog based protocols no longer meet industry needs. In addition to offering enhanced data throughput, FullMAX is an intelligent networking platform enabling the adoption of sophisticated operating systems and equipment supporting next-generation MC-IoT applications over wide field areas. These new MC-IoT applications and related equipment require more processing power at the edge of large industrial networks and the efficient utilization of network capacity and scarce bandwidth.

Ondas Autonomous Systems Segment

Our OAS business unit develops and integrates drone-based solutions focusing on high-performance critical applications for government and Tier-1 commercial enterprises. Ondas is marketing comprehensive drone-based solutions to address the needs of governmental and commercial customers based on its commercially available platforms: the Optimus System™, a fully autonomous drone platform capable of continuous and multipurpose aerial data capturing and analytics, and the Iron Drone Raider™ , a fully autonomous interceptor drone designed to neutralize small hostile drones.

Our unique, fully autonomous platforms enable cutting-edge aerial capabilities and are designed to serve and protect critical infrastructure and operations. Our business focuses on end-user entities in defense, homeland security, public safety, smart city, airport authorities, and other governmental entities together with commercial operators of critical industrial and technology facilities such as oil & gas, seaports, mining, and heavy construction as well as for data centers and semiconductor fabs. For these industries, OAS provides specialized real-time aerial data capturing and aerial protection solutions in the most complex environments such as urban areas, sensitive and critical facilities and field area operations, and high-priority projects. In addition, we offer a wide suite of supplementary, enabling services for successful implementation such as AI data analytics, data automation, IT implementation, safety planning, certification, training, and maintenance, handling all the complex aspects of such high-performance drone operations.

Our portfolio companies, American Robotics and Airobotics, form a unique, powerful, and synergistic combination covering all the aspects required for successful Aerospace business together with data technologies and services for digital transformation industries. Our companies are specialized in addressing all the challenges arising along these types of product lifecycles including research and development, manufacturing, certification, and ongoing support.

OAS and its portfolio companies have already gained a track record of industry-leading regulatory successes including the securing of the first-of-its-kind Type Certification (“TC”) from the Federal Aviation Administration (“FAA”) for the Optimus 1-EX UAV on September 25, 2023, becoming the first autonomous security data capture UAV to achieve this distinction. TC, recognized as the highest echelon of Airworthiness Certification, streamline operational approvals for broad flight operations over people and infrastructure. The certification verifies the compliance of the system’s design with the required FAA airworthiness and noise standards, ensuring safe operation within the US National Airspace System thereby significantly broadening the range of operational scenarios and scaling up of operations for automated UAS. Achieving FAA TC will enable drone operations beyond-visual-line-of-sight without a human operator on-site. With a strong footprint in the US market and worldwide, we believe that OAS is well-positioned with proven technology, a unique offering, and strong capabilities to strategically transform critical operations with our cutting-edge drone tech and capabilities.

Corporate Information

Ondas’ corporate headquarters are located in Boston, Massachusetts. Ondas Networks has offices and facilities in Sunnyvale, California, American Robotics’ offices and facilities are located in Sparks, Maryland, and Airobotics’ offices and facilities are located in Petah Tikva, Israel. Our telephone number is (888) 350-9994 and our Internet website address is www.ondas.com. The information on our website is not a part of, or incorporated in, this prospectus.

THE OFFERING

Common Stock outstanding prior to the offering:	279,577,890 shares

Common Stock to be issued upon exercise of the Warrants:	3,342,723 shares

Common Stock issued upon exercise of the Warrants:	335,000 shares

Common Stock to be offered by the selling stockholder:	3,342,723 shares underlying the Warrants and 335,000 shares issued upon exercise of Warrants

Common Stock outstanding immediately following the offering:	282,920,613 shares (3,342,723 shares underlying the Warrants)

Use of proceeds:	We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders but will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash, which proceeds will be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors:	See “Risk Factors” beginning on page 5 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our Common Stock.

Stock Symbol:	NASDAQ: ONDS

The number of shares of our common stock to be outstanding after this offering is based on 279,577,890 shares of our common stock outstanding as of September 3, 2025, and assuming the exercise of the Warrants and excluding the following:

●	4,419,330 shares of common stock issuable upon vesting of outstanding restricted stock units;

●	17,924,799 shares of common stock issuable upon the exercise of outstanding stock options;

●	5,918,384 shares of common stock issuable upon the exercise of outstanding warrants; and

●	2,623,348 shares of common stock reserved for future issuance under our equity incentive plans.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described under “Risk Factors” in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q, current reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flow could be materially and adversely affected. If this occurs, the market or trading price of our securities could decline, and you could lose all or part of your investment. In addition, please read “Special Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These statements, which in some cases, you can identify by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements, relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements include statements regarding our operations, cash flows, financial position and economic performance including, in particular, future sales, competition and the effect of economic conditions. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

Although we believe that these statements are based upon reasonable assumptions, these statements expressing opinions about future outcomes and non-historical information are subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change and, therefore, there is no assurance that the outcomes expressed in these statements will be achieved. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we have made or may make in the future inevitably will not materialize, and unanticipated events may occur which will affect our results. Investors are cautioned that forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the expectations expressed in forward-looking statements contained herein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks and uncertainties in greater detail under “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus. You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under the securities laws of the United States. You are advised, however, to consult any additional disclosures we make in our reports filed with the SEC.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders but will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash, which proceeds will be used for working capital and other general corporate purposes.

SELLING STOCKHOLDERS

The following table provides information about the selling stockholders, listing how many shares of our Common Stock each selling stockholder owns on the date of this prospectus, how many shares may be offered by this prospectus, and the number and percentage of outstanding shares each selling stockholder will own after the offering, assuming all shares covered by this prospectus are sold. The information concerning beneficial ownership has been provided by the selling stockholders. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may choose not to sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot accurately report the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the shares covered by this prospectus will be sold by the selling stockholders.

As of September 4, 2025, 335,000 shares of Common Stock have been issued in connection with the exercise of the Warrants. The number of shares outstanding, and the percentage of beneficial ownership, post-offering are based on 282,920,613 shares of Common Stock issued and outstanding as of the conclusion of the offering, calculated on the basis of (i) 279,577,890 shares of Common Stock issued and outstanding as of September 4, 2025 prior to the offering, which includes 335,000 shares that have been issued pursuant to the exercise of the Warrants, and (ii) assuming the exercise and sale by the selling stockholders of the remaining 3,342,723 shares of Common Stock underlying the Warrants. For the purposes of the following table, the number of shares of Common Stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the selling stockholders have sole or shared voting power or investment power and also any shares which each selling shareholder, respectively, has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

Selling Stockholder	Shares of Common Stock Owned Before the Offering (1)	Shares of Common Stock to be Offered for the Selling Stockholder’s Account (2)	Shares of Common Stock Owned by the Selling Stockholder after the Offering	Percent of Common Stock to be Owned by the Selling Stockholder after the Offering
Charles & Potomac Capital, LLC*	-	335,000	-	-
Loop 289 Limited Partners, LTD*	-	670,000	-	-
Fiona Holdings LLC*	-	670,000	-	-
William M. Lyles, IV and Tamara L. Lyles, Trustees of the W.M. and Tamara Lyles Living Trust Dated December 5, 2007, as amended (to be held pursuant to Schedule A thereof as the Community Property of William M. Lyles, IV and Tamara Lynne Lyles).*	-	335,000	-	-
Lyles United, LLC*	335,000	335,000	-	-
ISMT 2024 MANAGEMENT LLC*	-	469,000	-	-
Northern CB Corp.*	-	167,500	-	-
Rachel Gober*	-	33,500	-	-
Phil Rehkemper	-	662,723	-	-

*	Purchaser (as defined below)

(1)	This column does not include shares of Common Stock issuable upon exercise of the Warrants.

(2)	This column includes shares of Common Stock issuable upon exercise of the Warrants.

None of the selling stockholders have, or within the past three years have had, any position, office or material relationship with us or any of our predecessors or affiliates, except as follows:

Charles & Potomac Capital, LLC (“C&P), a private investment firm, has voting and dispositive power over 335,000 shares of Common Stock issuable upon exercise of the Warrants and, as a result, is the beneficial owner (as defined in Rule 13d-3 of the Act) of 335,000 shares of Common Stock issuable upon exercise of the Warrants. Joseph Popolo, a former director of the Company and Ondas Networks, served as the Chief Executive Officer of C&P at the time of the transaction.

On February 26, 2024, the Purchasers entered into the Agreement, which provided for, among other things, the issuance of warrants to purchase the shares of Common Stock of the Company. Pursuant to the Agreement, on February 26, 2024, the Purchasers purchased 108,925 shares of preferred stock of Ondas Networks in the Closing for an aggregate purchase price of $4,500,000 and, in connection with the Closing, the Company issued to the Purchasers, Warrants to purchase 3,015,000 Shares at an exercise price of $1.26, on a one-to-one basis, which became exercisable as of May 26, 2024 and expire on February 26, 2029.

The Company and the Purchasers entered into a registration rights agreement, as amended, modified or waived from time to time (the “Registration Rights Agreement”) with respect to the shares of Common Stock issuable upon the exercise of the Warrants. The Registration Rights Agreements require the Company to, among other things, file a registration statement with the SEC covering the resale of the shares of Common Stock issuable upon exercise of the Warrants. This registration statement on Form S-3 is being filed pursuant to the terms of the Registration Rights Agreements.

Phil Rehkemper received June 2024 Warrants to purchase 662,723 shares of Common Stock at an exercise price of $0.72 in connection with services rendered to the Company. The June 2024 Warrants became exercisable on June 3, 2024 and expire on June 3, 2029. Also, Mr. Rehkemper was a former director of Ondas Networks and former consultant of the Company.

PLAN OF DISTRIBUTION

Selling Stockholder

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock but will receive proceeds from the exercise of the Warrants, if the Warrants are exercised for cash, which proceeds will be used for working capital and other general corporate purposes. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

As set forth in the Registration Rights Agreements, we have agreed to register for resale the shares of Common Stock underlying Warrants. The Registration Rights Agreement provides for indemnification of the selling stockholders against specific liabilities in connection with the offer and sale of the shares of Common Stock, including liabilities under the Securities Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8–K:

●	The Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 12, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 12, 2025;

●	The Current Reports on Form 8–K filed with the SEC on January 13, 2025, January 16, 2025, January 23, 2025, February 25, 2025, February 28, 2025, March 4, 2025, March 11, 2025, March 28, 2025, April 14, 2025, April 28, 2025, May 12, 2025, May 16, 2025, June 3, 2025, June 9, 2025, June 9, 2025, June 11, 2025, June 11, 2025, June 20, 2025, June 24, 2025, June 25, 2025, June 25, 2025, June 26, 2025, July 3, 2025, July 7, 2025, July 21, 2025, August 1, 2025, August 8, 2025, August 12, 2025, August 14, 2025, August 15, 2025, August 15, 2025, August 18, 2025, August 22, 2025, August 22, 2025, August 26, 2025, August 27, 2025, September 2, 2025, and September 5, 2025; and

●	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on December 3, 2020, as updated by the description of capital stock contained in Exhibit 4.6 to the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 22, 2022.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents.

Please make your request by writing or telephoning us at the following address or telephone number:

Ondas Holdings Inc.

One Marina Park Drive, Suite 1410,

Boston, MA 00210

Attention: Eric Brock

Telephone: (888) 350-9994

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov. We have filed with the SEC a registration statement on Form S–3 under the Securities Act for the shares of Common Stock being offered by the selling stockholder. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Anyone may obtain the registration statement and its exhibits and schedules from the SEC as described above.

LEGAL MATTERS

The validity of the shares of Common Stock offered through this prospectus has been passed on by Snell & Wilmer L.L.P., Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of Ondas Holdings Inc. as of December 31, 2024 and December 31, 2023 and for the years then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated in reliance on the report of Rosenberg Rich Baker Berman, P.A., independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

SEC registration fee	$3,008.99
Legal fees and expenses	$20,000.00	*
Accounting fees and expenses	$10,000.00	*
Miscellaneous expenses	$1,991.01	*
Total	$35,000.00

*	All amounts are estimates, other than the SEC’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholder. The selling stockholder, however, will pay all underwriting discounts and selling commissions, if any.

Item 15. Indemnification of Directors and Officers.

The NRS provide that:

●	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she is not liable for a breach of any fiduciary duty pursuant to NRS 78.138, he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

●	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she is not liable for a breach of any fiduciary duty pursuant to NRS 78.138, he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

●	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The NRS provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

●	by the stockholders;

●	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

●	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

●	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

●	by court order.

The NRS provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Exclusive Jurisdiction of Certain Actions

Unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County of the State of Nevada (the “Court”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, any director or the Company’s officers or employees arising pursuant to any provision of the NRS, Chapters 78 or 92A of the NRS or our Amended and Restated Articles of Incorporation or our Bylaws, or (iv) any action asserting a claim against the Company, any director or the Company’s officers or employees governed by the internal affairs doctrine. However, each of these clauses (i) through (iv) will not apply to any claim (x) as to which the Court determines that there is an indispensable party not subject to the jurisdiction of the Court (and the indispensable party does not consent to the personal jurisdiction of the Court within ten (10) days following such determination), (y) for which the Court does not have subject matter jurisdiction, or (z) which is vested in the exclusive jurisdiction of a court or forum other than the Court, including pursuant to Section 27 of the Exchange Act, which provides for exclusive federal jurisdiction over suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act provides for concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and as such the exclusive jurisdiction clauses set forth above would not apply to such suits

Although we believe these provisions benefit us by providing increased consistency in the application of Nevada law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to this exclusive forum provision, but will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than payment of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or other person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

Exhibit Number	Exhibit Description
3.1	Amended and Restated Articles of Incorporation of the Registrant, dated September 28, 2018 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2018).
3.2	Amended and Restated Bylaws of the Registrant, dated September 28, 2018 (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2018).
3.3	Certificate of Designation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 17, 2020).
3.4	Certificate of Change (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 13, 2020).
3.5	Certificate of Amendment, filed on October 31, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 31, 2023).
3.6	Certificate of Amendment, filed on May 12, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 12, 2025).
4.1	Form of Warrant, dated February 26, 2024 (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed by the Company with the SEC on February 26, 2024).
4.2	Form of Warrant, dated June 3, 2024.
5.1	Opinion of Snell & Wilmer L.L.P.
10.1	Preferred Stock Purchase Agreement, dated February 26, 2024, between Ondas Networks and the Purchasers (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed by the Company with the SEC on February 26, 2024).
10.2	Registration Rights Agreement, dated February 26, 2024, between the Company and Purchasers (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed by the Company with the SEC on February 26, 2024).
23.1	Consent of Snell & Wilmer L.L.P. (contained in Exhibit 5.1).
23.2	Consent of Rosenberg Rich Baker Berman, P.A.
24.1	Power of Attorney (included with signature page on this Form S-3).
107	Filing Fee Table.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post–effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

Provided, however, that:

paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post–effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post–effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post–effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, Massachusetts, on this 5th day of September, 2025.

ONDAS HOLDINGS INC.

By:	/s/ Eric A. Brock
Eric A. Brock
Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric A. Brock and Neil Laird, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric A. Brock	Chairman, Chief Executive Officer, and President	September 5, 2025
Eric A. Brock	(Principal Executive Officer)

/s/ Neil Laird	Chief Financial Officer	September 5, 2025
Neil Laird	(Principal Financial Officer and Principal Accounting Officer)

/s/ Richard M. Cohen	Director	September 5, 2025
Richard M. Cohen

/s/ Randall P. Seidl	Director	September 5, 2025
Randall P. Seidl

/s/ Jaspreet Sood	Director	September 5, 2025
Jaspreet Sood

/s/ Ron Stern	Director	September 5, 2025
Ron Stern